EXHIBIT 99.1

Quanex Building Products Announces Fourth Quarter and Fiscal Year 2022 Results

Another Year of Record Revenue and Earnings
Strong Free Cash Flow
Repaid $25 Million in Bank Debt in 4Q22
Balance Sheet and Liquidity Remain Strong

HOUSTON, Dec. 15, 2022 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months and twelve months ended October 31, 2022.

The Company reported the following selected financial results:

	Three Months Ended October 31,		Twelve Months Ended October 31,
($ in millions, except per share data)	2022	2021	2022	2021
Net Sales	$307.5	$291.8	$1,221.5	$1,072.1
Gross Margin	$67.5	$65.0	$268.5	$240.6
Gross Margin %	21.9%	22.3%	22.0%	22.4%
Net Income	$24.7	$20.9	$88.3	$57.0
Diluted EPS	$0.75	$0.62	$2.66	$1.70

Adjusted Net Income	$25.0	$20.8	$88.9	$58.6
Adjusted Diluted EPS	$0.75	$0.62	$2.68	$1.75
Adjusted EBITDA	$38.7	$37.3	$152.5	$126.8
Adjusted EBITDA Margin %	12.6%	12.8%	12.5%	11.8%

Cash Provided by Operating Activities	$48.1	$31.2	$98.0	$78.6
Free Cash Flow	$34.5	$23.2	$64.8	$54.6

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and Free Cash Flow Reconciliation table for additional information)

George Wilson, President and Chief Executive Officer, commented, “We reported another year of record revenue and earnings. Our employees stepped up and performed extremely well throughout the year, despite having to navigate challenges related to the supply chain, inflation, and labor. Overall, our solid results for the fourth quarter and full year reflected the benefit from our pass-through pricing strategy. Volumes increased in our North American Fenestration segment during the fourth quarter, but volumes decreased in our other operating segments and foreign exchange had a negative impact.

“Free Cash Flow increased significantly during the fourth quarter of this year compared to the same period last year. We were able to repay $25 million of bank debt during the quarter and our balance sheet remains strong.” (See Non-GAAP Terminology Definitions and Disclaimers section and the reconciliation of Free Cash Flow to cash provided by operating activities for additional information)

Fourth Quarter and Fiscal 2022 Results Summary

Quanex reported net sales of $307.5 million during the three months ended October 31, 2022, which represents growth of 5.4% compared to $291.8 million for the same period of 2021. The Company reported net sales of $1.22 billion during the twelve months ended October 31, 2022, which represents growth of 13.9% compared to $1.07 billion for the same period of 2021. The increases were primarily attributable to higher prices related to the pass through of raw material cost inflation. The Company realized net sales growth of 14.0% for the fourth quarter of 2022 and 18.9% for the full year in its North American Fenestration segment. In its North American Cabinet Components segment, Quanex reported net sales growth of 2.1% for the fourth quarter and 12.0% for the full year. Excluding the foreign exchange impact, the Company realized 5.2% and 14.2% net sales growth for the fourth quarter and full year, respectively, in its European Fenestration segment. (See Sales Analysis table for additional information)

The increase in earnings for the three months and twelve months ended October 31, 2022 was mostly due to increased pricing and surcharges related to the pass through of raw material cost inflation and higher volumes in the North American Fenestration segment. In addition, because of updates to taxable differences for Global Intangible Low-Taxed Income (GILTI), non-cash compensation, and bonus depreciation, the Company had a return to provision tax benefit of approximately $6 million in fiscal 2022.

Balance Sheet & Liquidity Update

As of October 31, 2022, Quanex had total debt of $13.0 million and its leverage ratio of Net Debt to LTM Adjusted EBITDA improved to (0.2x), or net debt free.   (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

The Company’s liquidity increased to $362.0 million as of October 31, 2022, consisting of $55.1 million in cash on hand plus availability under its new Amended and Restated Senior Secured Revolving Credit Facility due 2027, less letters of credit outstanding.

Share Repurchases

Quanex’s Board authorized a $75 million share repurchase program in December of 2021. Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements, and other relevant factors. The Company was in possession of material non-public information related to the previously disclosed acquisition of LMI Custom Mixing, LLC assets and therefore was not able to repurchase any shares of common stock during the three months ended October 31, 2022. As of October 31, 2022, approximately $68.4 million remained under the existing share repurchase authorization.

Outlook

Mr. Wilson stated, “As previously disclosed, we acquired the assets of LMI Custom Mixing, LLC on November 1, 2022 for $92 million in cash. This acquisition fits the profitable growth strategy we unveiled when we reported earnings for the third quarter, and we look forward to realizing the related synergies. Our balance sheet remains strong even after accounting for the recent acquisition, and we are committed to executing on our plan and creating further value for shareholders.

Our long-term view continues to be optimistic as the underlying fundamentals for the residential housing market remain positive. However, like last year, based on current macro indicators and recent conversations with our customers, we are taking a measured approach to 2023 guidance. As such, we believe it would be premature to give guidance at this time. We intend to re-visit guidance when we report earnings for the first quarter.”

Conference Call and Webcast Information

The Company has also scheduled a conference call for Friday, December 16, 2022 at 11:00 a.m. ET (10:00 a.m. CT) to discuss the release. A link to the live audio webcast will be available on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events.

Participants can pre-register for the conference call using the following link: https://register.vevent.com/register/BI3e2f1725ab404b78b247eb855d31576a

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time. A replay will be available for a limited time on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.

About Quanex

Quanex is a global manufacturer with core capabilities and broad applications across various end markets. The Company currently collaborates and partners with leading OEMs to provide innovative solutions in the window, door, vinyl fencing, solar, refrigeration and cabinetry markets.  Looking ahead, Quanex plans to leverage its material science expertise and process engineering to expand into adjacent markets.

For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement. Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making. Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance. Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics, such as the recent COVID-19 pandemic) on the economy and the demand for Quanex’s products, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October, 31
	2022	2021	2022	2021

Net sales	$307,532	$291,768	$1,221,502	$1,072,149
Cost of sales	240,073	226,818	953,004	831,541
Selling, general and administrative	29,334	27,668	117,108	115,967
Restructuring charges	-	-	-	39
Depreciation and amortization	9,555	10,189	40,109	42,732
Operating income	28,570	27,093	111,281	81,870
Interest expense	(710)	(542)	(2,559)	(2,530)
Other, net	136	109	1,041	754
Income before income taxes	27,996	26,660	109,763	80,094
Income tax expense	(3,329)	(5,762)	(21,427)	(23,114)
Net income	$24,667	$20,898	$88,336	$56,980

Earnings per common share, basic	$0.75	$0.63	$2.67	$1.72
Earnings per common share, diluted	$0.75	$0.62	$2.66	$1.70

Weighted average common shares outstanding:
Basic	32,916	33,191	33,048	33,193
Diluted	33,082	33,454	33,205	33,495

Cash dividends per share	$0.08	$0.08	$0.32	$0.32

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	October 31, 2022	October 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$55,093	$40,061
Accounts receivable, net	96,018	108,309
Inventories, net	120,890	92,529
Prepaid and other current assets	8,664	8,148
Total current assets	280,665	249,047
Property, plant and equipment, net	180,400	178,630
Operating lease right-of-use assets	56,000	52,708
Goodwill	137,855	149,205
Intangible assets, net	65,035	82,410
Other assets	4,662	5,323
Total assets	$724,617	$717,323

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$77,907	$86,765
Accrued liabilities	52,114	56,156
Income taxes payable	1,049	6,038
Current maturities of long-term debt	1,046	846
Current operating lease liabilities	7,727	8,196
Total current liabilities	139,843	158,001
Long-term debt	29,628	52,094
Noncurrent operating lease liabilities	49,286	45,367
Deferred pension and postretirement benefits	3,917	4,737
Deferred income taxes	22,277	21,965
Liabilities for uncertain tax positions	1,361	1,388
Other liabilities	13,470	13,989
Total liabilities	259,782	297,541
Stockholders’ equity:
Common stock	372	373
Additional paid-in-capital	251,947	254,162
Retained earnings	337,456	259,718
Accumulated other comprehensive loss	(49,422)	(21,770)
Treasury stock at cost	(75,518)	(72,701)
Total stockholders’ equity	464,835	419,782
Total liabilities and stockholders' equity	$724,617	$717,323

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (In thousands) (Unaudited)

	Twelve Months Ended October, 31
	2022	2021
Operating activities:
Net income	$88,336	$56,980
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	40,109	42,732
Loss on the disposition of capital assets	109	3,039
Stock-based compensation	2,291	1,970
Deferred income tax	2,097	1,785
Other, net	1,905	2,126
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	6,945	(19,017)
Increase in inventory	(32,035)	(31,382)
Increase in other current assets	(970)	(1,817)
(Decrease) increase in accounts payable	(3,047)	7,097
(Decrease) increase in accrued liabilities	(3,159)	16,212
Decrease in income taxes payable	(5,192)	(378)
Increase (decrease) in deferred pension and postretirement benefits	77	(708)
Increase in other long-term liabilities	305	477
Other, net	194	(528)
Cash provided by operating activities	97,965	78,588
Investing activities:
Capital expenditures	(33,121)	(24,008)
Proceeds from disposition of capital assets	159	5,300
Cash used for investing activities	(32,962)	(18,708)
Financing activities:
Borrowings under credit facilities	70,500	-
Repayments of credit facility borrowings	(95,500)	(65,000)
Debt issuance costs	(1,210)	-
Repayments of other long-term debt	(1,747)	(680)
Common stock dividends paid	(10,598)	(10,779)
Issuance of common stock	689	16,272
Payroll tax paid to settle shares forfeited upon vesting of stock	(1,413)	(492)
Purchase of treasury stock	(6,600)	(11,182)
Cash used for financing activities	(45,879)	(71,861)
Effect of exchange rate changes on cash and cash equivalents	(4,092)	421
Increase (decrease) in cash and cash equivalents	15,032	(11,560)
Cash and cash equivalents at beginning of period	40,061	51,621
Cash and cash equivalents at end of period	$55,093	$40,061

QUANEX BUILDING PRODUCTS CORPORATION FREE CASH FLOW AND NET DEBT RECONCILIATION (In thousands) (Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended October 31,		Twelve Months Ended October, 31
	2022	2021	2022	2021
Cash provided by operating activities	$48,111	31,153	$97,965	$78,588
Capital expenditures	(13,633)	(8,002)	(33,121)	(24,008)
Free Cash Flow	$34,478	$23,151	$64,844	$54,580

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of October 31,
	2022	2021
Revolving credit facility	$13,000	$38,000
Finance lease obligations	19,202	15,537
Total debt (1)	32,202	53,537
Less: Cash and cash equivalents	55,093	40,061
Net Debt	($22,891)	$13,476

(1) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE (In thousands, except per share data) (Unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS	Three Months Ended October 31, 2022			Three Months Ended October 31, 2021			Twelve Months Ended October 31, 2022			Twelve Months Ended October 31, 2021
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net income as reported	$24,667	$0.75		$20,898	$0.62		$88,336	$2.66		$56,980	$1.70
Net income reconciling items from below	290	$ -		(51)	$ -		581	$0.02		1,609	$0.05
Adjusted net income and adjusted EPS	$24,957	$0.75		$20,847	$0.62		$88,917	$2.68		$58,589	$1.75

Reconciliation of Adjusted EBITDA	Three Months Ended October 31, 2022			Three Months Ended October 31, 2021			Twelve Months Ended October 31, 2022			Twelve Months Ended October 31, 2021
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income as reported	$24,667			$20,898			$88,336			$56,980
Income tax expense	3,329			5,762			21,427			23,114
Other, net	(136)			(109)			(1,041)			(754)
Interest expense	710			542			2,559			2,530
Depreciation and amortization	9,555			10,189			40,109			42,732
EBITDA	38,125			37,282			151,390			124,602
EBITDA reconciling items from below	564			-			1,114			2,160
Adjusted EBITDA	$38,689			$37,282			$152,504			$126,762

Reconciling Items	Three Months Ended October 31, 2022			Three Months Ended October 31, 2021			Twelve Months Ended October 31, 2022			Twelve Months Ended October 31, 2021
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$307,532	$-		$291,768	$-		$1,221,502	$ -		$1,072,149	$-
Cost of sales	240,073	-		226,818	-		953,004	-		831,541	(307)	(1)
Selling, general and administrative	29,334	(564)	(2)	27,668	-		117,108	(1,114)	(2)	115,967	(1,814)	(2)
Restructuring charges	-	-		-	-		-	-		39	(39)	(3)
EBITDA	38,125	564		37,282	-		151,390	1,114		124,602	2,160
Depreciation and amortization	9,555	-		10,189	-		40,109	-		42,732	-
Operating income	28,570	564		27,093	-		111,281	1,114		81,870	2,160
Interest expense	(710)	-		(542)	-		(2,559)	-		(2,530)	-
Other, net	136	(222)	(4)	109	(63)	(4)	1,041	(386)	(4)	754	98	(4)
Income before income taxes	27,996	342		26,660	(63)		109,763	728		80,094	2,258
Income tax expense	(3,329)	(52)	(5)	(5,762)	12	(5)	(21,427)	(147)	(5)	(23,114)	(649)	(5)
Net income	$24,667	$290		$20,898	$(51)		$88,336	$581		$56,980	$1,609

Diluted earnings per share	$0.75			$0.62			$2.66			$1.70

(1) Loss on damage to a plant caused by flooding.
(2) Transaction and advisory fees, loss on sale of a plant of $1.8 million in the twelve months ended October 31, 2021.
(3) Restructuring charges related to the closure of manufacturing plant facilities.
(4) Foreign currency transaction (gains) losses.
(5) Impact on a with and without basis.

QUANEX BUILDING PRODUCTS CORPORATION SELECTED SEGMENT DATA (In thousands) (Unaudited)

This table provides gross margin, operating (loss) income, EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.

	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended October 31, 2022
Net sales	$178,175	$62,104	$67,993	$(740)	$307,532
Cost of sales	141,395	42,121	56,904	(347)	240,073
Gross Margin	36,780	19,983	11,089	(393)	67,459
Gross Margin %	20.6%	32.2%	16.3%		21.9%
Selling, general and administrative	15,636	7,686	6,111	(99)	29,334
Depreciation and amortization	4,032	2,256	3,177	90	9,555
Operating income (loss)	17,112	10,041	1,801	(384)	28,570
Depreciation and amortization	4,032	2,256	3,177	90	9,555
EBITDA	21,144	12,297	4,978	(294)	38,125
Transaction and advisory fees	-	-	-	564	564
Adjusted EBITDA	$21,144	$12,297	$4,978	$270	$38,689
Adjusted EBITDA Margin %	11.9%	19.8%	7.3%		12.6%

Three months ended October 31, 2021
Net sales	$156,255	$69,737	$66,583	$(807)	$291,768
Cost of sales	122,078	49,402	55,718	(380)	226,818
Gross Margin	34,177	20,335	10,865	(427)	64,950
Gross Margin %	21.9%	29.2%	16.3%		22.3%
Selling, general and administrative	14,015	8,335	5,456	(138)	27,668
Depreciation and amortization	4,202	2,602	3,298	87	10,189
Operating income (loss)	15,960	9,398	2,111	(376)	27,093
Depreciation and amortization	4,202	2,602	3,298	87	10,189
EBITDA	20,162	12,000	5,409	(289)	37,282
Adjusted EBITDA	$20,162	$12,000	$5,409	$(289)	$37,282
Adjusted EBITDA Margin %	12.9%	17.2%	8.1%		12.8%

Twelve months ended October 31, 2022
Net sales	$687,458	$262,058	$275,704	$(3,718)	$1,221,502
Cost of sales	537,900	180,268	236,695	(1,859)	953,004
Gross Margin	149,558	81,790	39,009	(1,859)	268,498
Gross Margin %	21.8%	31.2%	14.1%		22.0%
Selling, general and administrative	58,735	31,846	21,934	4,593	117,108
Depreciation and amortization	16,253	9,674	13,830	352	40,109
Operating income (loss)	74,570	40,270	3,245	(6,804)	111,281
Depreciation and amortization	16,253	9,674	13,830	352	40,109
EBITDA	90,823	49,944	17,075	(6,452)	151,390
Transaction and advisory fees	-	-	-	1,114	1,114
Adjusted EBITDA	$90,823	$49,944	$17,075	$(5,338)	$152,504
Adjusted EBITDA Margin %	13.2%	19.1%	6.2%		12.5%

Twelve months ended October 31, 2021
Net sales	$578,332	$251,599	$246,075	$(3,857)	$1,072,149
Cost of sales	450,356	172,033	211,088	(1,936)	831,541
Gross Margin	127,976	79,566	34,987	(1,921)	240,608
Gross Margin %	22.1%	31.6%	14.2%		22.4%
Selling, general and administrative	52,959	29,894	20,828	12,286	115,967
Restructuring charges	39	-	-	-	39
Depreciation and amortization	18,730	10,373	13,263	366	42,732
Operating income (loss)	56,248	39,299	896	(14,573)	81,870
Depreciation and amortization	18,730	10,373	13,263	366	42,732
EBITDA	74,978	49,672	14,159	(14,207)	124,602
Loss on the damage of a plant	-	307	-	-	307
Loss on sale of plant	375	-	-	1,439	1,814
Restructuring charges	39	-	-	-	39
Adjusted EBITDA	$75,392	$49,979	$14,159	$(12,768)	$126,762
Adjusted EBITDA Margin %	13.0%	19.9%	5.8%		11.8%

QUANEX BUILDING PRODUCTS CORPORATION SALES ANALYSIS (In thousands) (Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October, 31
	2022	2021	2022	2021

NA Fenestration:
United States - fenestration	$162,147	$137,825	$609,572	$507,634
International - fenestration	4,954	8,854	35,906	34,610
United States - non-fenestration	6,922	6,991	29,039	24,534
International - non-fenestration	4,152	2,585	12,941	11,554
	$178,175	$156,255	$687,458	$578,332
EU Fenestration:(1)
International - fenestration	$46,329	$52,439	$194,854	$199,511
International - non-fenestration	15,775	17,298	67,204	52,088
	$62,104	$69,737	$262,058	$251,599
NA Cabinet Components:
United States - fenestration	$4,408	$3,615	$17,696	$13,326
United States - non-fenestration	62,818	62,251	254,726	230,559
International - non-fenestration	767	717	3,282	2,190
	$67,993	$66,583	$275,704	$246,075
Unallocated Corporate & Other:
Eliminations	$(740)	$(807)	$(3,718)	$(3,857)
	$(740)	$(807)	$(3,718)	$(3,857)

Net Sales	$307,532	$291,768	$1,221,502	$1,072,149

(1) Reflects reduction of $10.7 million and $22.1 million in revenue associated with foreign currency exchange rate impacts for the three and twelve months ended October 31, 2022, respectively.